COMMON STOCK COMMON STOCK GK NUMBER AMERCO SHARES INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT CUSIP IS THE RECORD HOLDER OF FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.25, OF AMERCO transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated:
S E C RETARY  AMERCO  CORPORATE  SEAL  NEVADA  PRESIDENT  COUNTERSIGNED  AND
REGISTERED:   CHEMICAL  TRUST  COMPANY  OF  CALIFORNIA  TRANSFER  AGENT  AND
REGISTRAR BY AUTHORIZED SIGNATURE The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other
s p ecial rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, so far as the same shall have been fixed, and of the authority of the Board of Directors to designate and fix any preferences, rights and
limitations  of  any  wholly  unissued  series.   Any such request should be
addressed to the Secretary of the Corporation at 1325 Airmotive Way, Suite 100, Reno. Nevada 89502-3239. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN
- - as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) UNIF TRF MIN ACT - Custodian (until age _____) (Cust) under Uniform Transfers (Minor) to Minors Act (State) Additional abbreviations may a l s o be used though not in the above list. FOR VALUE RECEIVED, _______________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Shares to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated
_______________ X X NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed By THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.